EXHIBIT 10.27

CONSULTING AGREEMENT DATED JULY 2, 2002, BETWEEN THE COMPANY, BROMLEY ACCOUNTING SERVICES LTD AND MR. H. W. BROMLEY.

THIS AGREEMENT is made the 2nd day of July, 2002 (the “Effective Date”)

BETWEEN:

(1)  BROMLEY ACCOUNTING SERVICES LTD., a company incorporated under the laws of England & Wales with its registered office situated at 2 Iverna Court, Iverna Gardens, London, W8 6TY (the “Consultant”),

AND

(2)  BINGO.COM, INC., a company incorporated under the laws of Florida with its office situated at Suite 1405, 1166 Alberni Street, Vancouver, BC, Canada, V6E 3Z3(the “Company”),

AND

(3)  H. W. BROMLEY, businessman of 59 Prothero Road, Fulham, London, SW6 7LY (the “Executive”),

WHEREAS:

A. the Consultant has the ability to provide consultancy services to the Company, which services the Company requires in connection with the developing, financing, accounting and day-to-day operations of an Internet Bingo company operating worldwide to provide both free and Pay for Play Bingo over the Internet and throughout the world. (the “Business”);

B. the Consultant and the Company have agreed that the Consultant shall provide services as an independent contractor on the terms and conditions set out hereinbelow;

C. the Executive is employed by the Consultant and is willing and able to act as the CFO of Bingo.Com, Inc.;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the sum of ten pounds in lawful money of the United Kingdom (GBP£10.00) paid by each of the parties hereto to the other, the respective covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof is hereby expressly acknowledged, the parties HERETO AGREE AS FOLLOWS:—

1. INTERPRETATION

1.1 References in this Agreement to clauses, sub-clauses and schedules are to those in this Agreement and the schedules to this Agreement shall be deemed to be a part of this Agreement.

1.2 References to any provision of a statute or regulation shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.3 Clause headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement.

1.4 Words importing one gender shall be construed as importing any other gender and words importing the singular shall be construed as importing the plural and vice versa.

1.5 References to persons shall include bodies corporate and vice versa.

2. CONSULTING & EXECUTIVE SERVICES

2.1 With effect from the Effective Date, the Company engages the Consultant to provide services, in connection with the operation of the Business and the Consultant hereby accepts the engagement (the “Consultancy”).

2.2 With effect from the Effective Date, the Consultant releases the Executive from his employment to the extent necessary to give effect to the terms of this Agreement provided that any agreement made between the Company and the Executive for his services does not conflict with his obligations at any time and from time to time to the Consultant (the Release”).

3. AGENTS AND ADVICE

The Consultant shall be at liberty in the performance of its duties and in the exercise of any of the powers and discretions vested in it hereunder to employ and pay an agent to perform or assist in performing any or all of the services, duties and obligations required to be performed hereunder by the Consultant. Further the Consultant may act or rely upon the opinion or advice of or any information obtained without verifying or otherwise enquiring as to the accuracy of any information or assertions provided or from any broker, lawyer, valuer, surveyor, auctioneer or other expert whether reporting to the Company or to the Consultant or not and the Consultant, absent gross negligence or willful default, shall not be responsible for any loss occasioned by its so acting.

4. RELATIONSHIP

4.1 The Consultant shall be an independent contractor and nothing herein shall be construed as creating a partnership, co-venture or employment relationship between the Consultant and the Company.

4.2 The Consultant shall not have the authority to obligate or bind the Company to any obligations or agreements in excess of US$25,000 without the prior authorisation of the Board of Directors of the company and, without limiting the generality of the foregoing:

4.2.1 the Consultant shall not hold itself out as having any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company save and except those obligations falling within the normal course of obligations of a CFO of an organization;

4.2.2 the Consultant shall not make any representation or warranty on behalf of the Company save and except those obligations falling within the normal course of obligations of a CFO of an organization; and

4.2.3 the Consultant is not authorized to accept service of process for the Company.

4.3 The Consultant shall accept any reasonable directions issued by the Company in respect of the Business and pertaining to goals to be attained and results to be achieved during the currency of this Agreement.

4.4 For the avoidance of doubt, none of the parties hereto intends to create a partnership, joint venture or to assume partnership liability or responsibility by entering into this Agreement, rather it is the intent of the parties hereto that the rights and obligations of the parties hereto be several and not joint or joint and several.

5. DURATION

5.1 The first five months (“Trial Period”) will be a trial period. During the Trial Period the Consultant’s performance and conduct will be monitored. In addition the Consultant can consider the viability of the company. Any of the parties hereto may terminate this Agreement, at the completion of the Trial Period and within 5 days of the Trial Period completion without further notice and without prejudice to its other remedies,

5.2 This Agreement shall commence on the Effective Date and remain in full force and effect until the earlier of the first anniversary of the Effective Date or the date this Agreement is terminated forthwith .pursuant to clause 5.1 or by giving thirty (30) days’ notice thereafter, in writing, to the other parties or as per clause 9 hereof (the “Termination Date”).

5.3 Unless this Agreement has been terminated pursuant to clause 5.1 & 9 hereof, upon the Termination Date the Consultant shall have the option to renew, by giving one (1) months notice in writing to the Company, this Agreement for a further term of up to one (1) years upon substantively the same terms as then pertain excluding clause 5.1.

6. COMPENSATION

In consideration of the Consultancy and the Release, the Consultant shall be entitled to receive from the Company:

6.1 for each calendar month or part thereof during the duration of the agreement the sum of three thousand six hundred and sixty seven pounds in lawful money of the United Kingdom (GBP£3,667),

payable monthly in arrears in accordance with the provisions set out below or as may be agreed in writing from time to time by the parties hereto.

7. COSTS AND EXPENSES

The Company shall reimburse the Consultant and/or the Executive for all out of pocket expenses reasonably incurred during the Consultancy including, without limiting the generality of the foregoing, operating expenses, airfares, accommodations, and vehicle expenses, provided that the Consultant and/or the Executive shall provide the Company with such vouchers or other evidence of actual payment of the said expenses as the Company may reasonably require.

8. CONFIDENTIALITY

None of the parties hereto shall (except under compulsion of law or by any governmental, quasi-governmental or regulatory authority of any country or territory having relevant jurisdiction) either before or after the termination of this Agreement disclose to any person not authorised by the relevant party to receive the same any confidential information relating to such party or to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use all reasonable endeavours to prevent any such disclosure as aforesaid.

9. TERMINATION

9.1 The Executive shall not terminate this Agreement unless he has the prior written approval of the Consultant.

9.2 Any of the parties hereto may terminate this Agreement, without prejudice to its other remedies, forthwith by giving thirty (30) days’ notice in writing to the other parties if any other party either:

9.2.1 commits a material breach of the provisions of this Agreement provided that if the breach is capable of remedy then notice shall only be given if the party in breach shall not have remedied the same within thirty (30) days of having been given notice in writing specifying the breach and requiring it to be remedied; or

9.2.2 acts or omits to act, or any of its directors, officers, employees or agents act or omit to act, in a manner which shall, in the opinion of giving notice, in any way prejudice the interests of the party giving notice or bring the name of that party giving notice into disrepute; or

9.2.3 is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of amalgamation or reconstruction and the resulting company agrees to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver or manager or an administrator or administrative receiver appointed of its assets or ceases for any reason to carry on business or takes or suffers any similar action which, in the opinion of the party giving notice, means that the other may be unable to pay its debts.

9.3 Termination of this Agreement for whatever reason shall not affect or prejudice the rights of the parties arising in any way out of this Agreement as at the date of termination and in particular, but without limitation, the right to recover damages from the other.

9.4 All provisions of this Agreement which are expressed to operate or survive in the event of termination of this Agreement shall remain in full force and effect after such termination.

10. INDEMNITY

10.1 The Company hereby agrees to indemnify and keep indemnified the Consultant (together with its directors, officers, employees and agents) from and against:-

10.1.1 any and all demands, claims, liabilities, losses, damages, costs, legal costs, professional and other expenses of any nature whatsoever including all interest and penalties, incurred or suffered by the Consultant or the Executive in connection with the Business and all or any breaches by the Consultant or the Executive of the provisions of this Agreement (including all or any act, neglect or default of the Consultant’s directors, officers, employees and agents); or

10.1.2 all actions, suits and proceedings which may be commenced, taken or made against the Consultant or the Executive or which may be incurred or which may arise directly or indirectly by reason of the provision by the Consultant or the Executive of all or any of the services under this Agreement or by reason of any act done and/or omitted to be done in relation thereto or attempting to enforce the Consultant’s rights under this indemnity, except insofar as any such claims arise from any breach of this Agreement by the Consultant.

10.2 All sums payable under clause 6 of this Agreement shall be payable by the Company immediately on demand by the Consultant in full without any deduction, withholding, counterclaim or set-off and if any such deduction or withholding is made, or any tax, duty or levy of any nature whatsoever, except taxes imposed on the Consultant and measured by the income of the Consultant, is required to be paid on the sum due, the Company shall immediately pay to the Consultant such additional amount as will result in the payment to and retention by the Consultant of the full amount which would have been received and retained by the Consultant but for such deduction or withholding or the imposition of any such tax, duty or levy.

11. ASSIGNMENT AND DELEGATION

11.1 The provisions of this Agreement shall be binding on and enure to the benefit of the successors and assigns of each party hereto provided that either party may not, and may not agree to, assign, transfer, charge or otherwise dispose of or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other parties.

11.2 Neither the Consultant nor the Company shall be permitted to delegate any of their duties or obligations arising under this Agreement otherwise than may be expressly agreed in writing between the Consultant and the Company.

12. FORCE MAJEURE

12.1 None of the parties shall be in breach of the provisions of this Agreement if there is any failure of performance by it of its obligations under this Agreement occasioned by any act of God, fire, act of local, national or supranational authority or government or state, war, civil commotion, embargo, strike, lock-out or other cause beyond the control of either party.

12.2 If any of the parties is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of such causes, such party shall give written notice to the others of such inability stating the cause in question, without delay. The operation of this Agreement (but not the provisions relating to confidentiality and the restrictive obligations of the parties) shall be suspended during the period in which the cause continues to have effect. Forthwith upon the cause ceasing to have effect, the party relying upon it shall give written notice thereof to the others.

12.3 If the cause continues to have effect for a period of more than sixty (60) days, the parties not claiming relief under this clause shall have the right to terminate this Agreement forthwith upon giving written notice of such termination to the other parties.

13. ILLEGALITY AND SEVERABILITY

If any provision of this Agreement shall become or be declared illegal, invalid or unenforceable, in whole or in part, for any reason whatsoever by any competent court, tribunal or authority in England & Wales, such provision or part thereof shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in so far as the continued operation of this Agreement is concerned provided always that, if such deletion substantially affects or alters the commercial basis of this Agreement, the parties shall negotiate in good faith to amend and modify the provisions of this Agreement as may be necessary or desirable in the circumstances.

14. NO WAIVER

No failure or delay on the part of either of the parties to exercise any right or remedy under this Agreement shall be construed or operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy as the case may be.

15. ANNOUNCEMENTS

No public announcement shall be made in respect of the subject matter of this Agreement without the prior written approval of the Consultant and provided always that the form and content of any such announcement is agreed to in writing by the Consultant.

16. NOTICES

16.1 Any notices or other communication given or made under this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or by registered post as follows:

If to the Consultant or to the Executive to:

2 Iverna Court
Iverna Gardens
London
W8 6TY

If to the Company:

Suite 1405 — 1166 Alberini Street
Vancouver, BC
V6E 3Z3
Canada

Fax: 604-694-0301
Attention: Mr. T. M. Williams

16.2 In the event of any postal or other strike or industrial action affecting postal communications in or between England & Wales and Canada notices shall be given personally or by email.

16.3 Any such notice or other documents shall be deemed to have been received by the addressee five (5) working days following the date of dispatch if the notice or other document is sent by registered post or on the next working day after delivery if sent by hand or by email.

17. AMENDMENTS

This Agreement may only be amended by written agreement signed by all parties.

18. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of England & Wales and the parties hereto submit to the jurisdiction of the courts of England & Wales.

19. ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties with respect to the matters covered in it and no other or prior promises, representations, agreements, negotiations or discussions, oral or written, made by either party or its employees, officers or agents shall be valid or binding.

20. COUNTERPARTS

This Agreement may be executed in separate counterparts, which together shall be construed as a single instrument.

IN WITNESS whereof the parties or their respective duly authorised representatives have executed this Agreement as of the day and year first before written.

Signed by H.W. Bromley, Director	)
for and on behalf of	)
Bromley Accounting Services Ltd in the presence of:—

/s/ G. J. Coogan	)	/s/ H. W. Bromley

Witness

Signed by T. M. Williams, President & CEO	)
for and on behalf of	)
BINGO.COM, Inc. in the presence of:—	)

/s/ G. J. Coogan	)	/s/ T. M. Williams

Witness

Signed by	)
H. W. Bromley	)
In the presence of:—	)

/s/ G. J. Coogan	)	/s/ H. W. Bromley

Witness